Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 of ATS Corporation (formerly known as Federal Services Acquisition Corporation) of our report dated March 20, 2007, with respect to our audit of the financial statements of ATS Corporation for the year ended December 31, 2006 included in the Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ EISNER LLP

New York, New York
January 28, 2010